THE MORNING GROVE APARTMENTS
                            SHELBY COUNTY, TENNESSEE


                           AGREEMENT FOR CONTRIBUTION



         THIS AGREEMENT FOR CONTRIBUTION ("Agreement"), made and entered into as of the Effective Date (as hereinafter defined), by and between GABLES REALTY LIMITED PARTNERSHIP, a Delaware limited partnership ("Gables" or "Partnership") and its assignees or designees, and MORNING GROVE APARTMENTS, L.L.C., a Tennessee limited liability company ("Contributor");

                              W I T N E S S E T H:

     WHEREAS, Contributor desires to contribute and convey certain real estate and personal property to Partnership in return for an ownership interest in Partnership and admission as a limited partner in Partnership, in a manner to be treated as a contribution of property to a partnership in exchange for an interest therein to be governed for tax purposes by Section 721 of the Internal Revenue Code of 1986, as amended (the "Code"); and

     WHEREAS, Partnership, in turn, desires to contribute and convey said real estate and personal property to Gables-Tennessee Properties, a Tennessee general partnership ("GTP"), and, to that end, requests that Contributor convey said real estate and personal property directly to GTP;

     NOW,   THEREFORE,   for  and  in   consideration   of  good  and   valuable
consideration, the receipt and sufficiency of which are hereby acknowledged, Contributor and Partnership hereby agree as follows:

     1. CONVEYANCE OF PROPERTY. Subject to and in accordance with all of the terms and conditions hereinafter set out, Contributor agrees to contribute to Partnership, by way of conveying to GTP at Partnership's direction, and Partnership agrees to cause GTP to accept from Contributor, the following described property (all of which is herein collectively referred to as the "Property"):

          (a) all that certain real estate more particularly described in Exhibit "A," attached hereto and incorporated herein by reference, together with all rights, ways, privileges and easements appurtenant thereto and Contributor's right, title and interest, if any, in and to all streets, public or private alleys and public or private ways adjoining or crossing the same (the "Land");

          (b) all of the buildings, structures, fixtures, facilities, installations and other improvements of every kind and description now or hereafter in, on, over and under the Land, including, without limitation, any and all plumbing, air conditioning, heating, ventilating, mechanical, electrical and other utility systems, parking lots and facilities, landscaping, roadways, sidewalks, swimming pools and other recreational facilities, security devices, signs and light fixtures (collectively, the "Improvements") (the Land and Improvements are collectively referred to herein as the "Premises");

          (c) all furniture, furnishings, fixtures, equipment, machinery, maintenance vehicles and equipment, tools, parts, recreational equipment, carpeting, window treatments, stationery and other office supplies, and other tangible personal property of every kind and description situated in, on, over and under the Premises or used in connection therewith, owned by Contributor or in which Contributor otherwise has an interest as a lessee thereof (to the extent any such lease is, by its terms, assignable without the consent of any third party) and which is not owned by tenants under the Leases (as hereinafter defined), together with all replacements and substitutions therefor (the foregoing, together with the intangible personal property hereinafter identified, being collectively referred to herein as the "Personal Property"), including the itemization of Personal Property attached hereto as Exhibit "B";

          (d) all existing surveys, blue prints, drawings, plans and specifications (including, without limitation, architectural, civil, structural, electrical, mechanical and plumbing plans and specifications) and other documentation for or with respect to the Property or any part thereof which are in Contributor's possession or control; all marketing artwork, construction drawings, soil tests, environmental reports; appraisals and police reports which are in Contributor's possession or control; all available tenant lists and data, correspondence with past, present and prospective tenants, vendors, suppliers, utility companies and other third parties, booklets, manuals and promotional and advertising materials concerning the Property or any part thereof; and such other existing books, records and documents (including, without limitation, those relating to ad valorem taxes and leases) used in connection with the operation of the Property or any part thereof which are in Contributor's possession or control; and

          (e) all right, title and interest of Contributor in and to the Leases and Service Contracts (as hereinafter defined) and the other intangible personal property (other than cash and accounts receivable) now or hereafter owned by Contributor or in which Contributor otherwise has an interest and used in connection with or arising from the business now or hereafter conducted on or from the Property or any part thereof, including, without limitation, claims, choses in action, lease and other contract rights, names, and, if available, telephone exchange numbers. A summary of all current tenant leases affecting the Premises or any part thereof (the "Leases," with such summary being referred to herein as the "Rent Roll"), including each tenant's name, a description of the space leased, the amount of rent due and the amount of any security, pet, redecorating or other deposit paid, the term of each Lease, and a description of any right to renew or extend each Lease is attached hereto as Exhibit "C." A list of all employment, union, purchase, service and maintenance agreements, equipment leases and any other agreements, contracts, licenses and permits (and any and all amendments thereto) affecting or pertaining in any way to the Property or any part thereof (collectively, the "Service Contracts") is attached hereto as Exhibit "D."

     2. EARNEST MONEY. (a) Within two (2) days after the Effective Date, Partnership shall deposit with Lawyer's Title Insurance Corporation ("Escrowee"), the sum of One Hundred Fifty Thousand Dollars ($150,000.00) (the "Earnest Money"). The Earnest Money shall thereafter be held by Escrowee and be invested, applied, disbursed or disposed of by Escrowee as provided in this Agreement and the Earnest Money Escrow Agreement attached hereto as Exhibit "E." All interest earned on the Earnest Money shall become part of the Earnest Money to be applied, disbursed or disposed of in the same manner as the Earnest Money.

          (b) On the Closing Date (as hereinafter defined), the Earnest Money shall be delivered by Escrowee to or for the account of Contributor as part payment of the Price.

     3. PRICE AND PAYMENT. (a) The price shall be the sum of Twenty-Five Million Seven Hundred Thousand Dollars ($25,700,000.00) (the "Price") and shall be delivered as follows:

          (i) The assumption by GTP (which assumption is at the direction of Partnership) of Contributor's indebtedness (including accrued interest) to Teachers (as hereinafter defined) to which the Property is subject.

          (ii) The admission of Contributor as an Additional Limited Partner [as defined in that certain First Amended and Restated Agreement of Limited Partnership of Gables Realty Limited Partnership, dated as of January 26, 1994, as amended (the "Partnership Agreement")] in Partnership and the issuance by Partnership to Contributor of Partnership Units (as defined in the Partnership Agreement) and a corresponding Partnership Interest (as defined in the Partnership Agreement). The number of Partnership Units to be issued to Contributor pursuant to this Section 3 shall be determined by dividing $5,700,000.00 the Original Unit Amount (as hereinafter defined) by the Applicable Price. As used herein, the term "Applicable Price" shall mean the average closing price of the common shares ("Common Shares") of beneficial interest of Gables Residential Trust, a Maryland real estate investment trust ("Gables REIT"), for the twenty (20) trading days immediately preceding the Closing Date. As used herein, the term "Original Unit Amount" shall mean the lesser of (A) Five Million Seven Hundred Thousand Dollars ($5,700,000.00), and (B) the difference between the Price and the amount of the indebtedness (including accrued interest) to be assumed by GTP pursuant to Section 3(a)(i) on the Closing Date.

          (iii) The balance of the Price, if any, which amount shall equal $25,700,000.00 less the indebtedness assumed pursuant to Section 3(a)(i) (including accrued interest) and less the Original Unit Amount, and which amount is subject to further adjustment, prorations and the application of the Earnest Money as set forth herein, shall be delivered in cash at Closing (as hereinafter defined).

          (b) Contributor acknowledges that the market price of the Common Shares may vary considerably between (i) the Effective Date and (ii) the Closing Date, and, subject to the provisions of Section 17(b)(vi), Contributor has agreed to assume such risk with respect to the Partnership Units to be received by Contributor pursuant to Section 3. Such changes in price may result from changes in prevailing interest rates, industry or company performance, stock market fluctuations, or other reasons.

          (c) In the event Partnership determines that it possesses material, non-public information about Partnership or Gables REIT as of the Effective Date that has not been disclosed to Contributor, Partnership will contact Contributor (but no later than five (5) business days prior to the Closing
     Date) to disclose such information (an "Original Units Disclosure"), and Contributor (i) agrees that it will keep any such information confidential and will give Partnership a statement acknowledging Contributor's obligations under applicable securities laws to not trade on or disclose such information in each case until or unless such information is disclosed publicly by Partnership or Gables REIT, and (ii) shall have the right (which must be exercised in writing within three (3) business days of the date of such Original Units Disclosure) to reduce the number of Partnership Units to be received by Contributor pursuant to Section 3(a)(ii) aboveOriginal Unit Amount to an amount less than the Original Unit Amount as calculated in accordance with the terms of Section 3(a)(ii) above, including a reduction to NO Dollars ($-0-), and to make a corresponding increase in the portion of the Price to be paid in cash. The exercise of any such right by Contributor shall be accompanied by a written statement by Contributor that it is electing to reduce the Original Unit Amount solely because of the Original Unit Disclosure.

          (d) The following applies to the Partnership Units (and the Common Shares that may be issued by Gables REIT upon presentation of the Partnership Units for redemption) that are being offered and may be issued and sold hereby:

          THE SECURITIES OFFERED HEREBY ARE NOT REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT") OR STATE SECURITIES LAWS AND ARE BEING OFFERED AND SOLD IN RELIANCE ON EXEMPTIONS FROM THE REGISTRATION REQUIREMENTS OF THE ACT AND SUCH LAWS. FOR THIS REASON, AS WELL AS THE RESTRICTIONS ON TRANSFER OF SUCH SECURITIES DESCRIBED IN THE MATERIAL ENCLOSED OR PROVIDED IN CONNECTION HEREWITH, AN INVESTOR MAY BE REQUIRED TO BEAR THE FINANCIAL RISK OF HIS OR HER INVESTMENT IN THE COMPANY FOR AN INDEFINITE PERIOD OF TIME.

          THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS MEMORANDUM. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

          THESE SECURITIES ARE SUBJECT TO RESTRICTIONS ON TRANSFERABILITY AND RESALE AND MAY NOT BE TRANSFERRED OR RESOLD EXCEPT AS PERMITTED UNDER THE ACT, AND THE APPLICABLE STATE SECURITIES LAWS, PURSUANT TO REGISTRATION OR EXEMPTION THEREFROM.

          ANY OFFEREE HAVING QUESTIONS REGARDING THIS OFFERING, OR DESIRING ANY ADDITIONAL INFORMATION OR DOCUMENTS TO VERIFY OR SUPPLEMENT THE INFORMATION CONTAINED IN THIS MEMORANDUM, SHOULD CONTACT PARTNERSHIP BY CALLING (770) 436-4000.

         FOR TENNESSEE INVESTORS:

          IN MAKING AN  INVESTMENT  DECISION,  INVESTORS  MUST RELY ON THEIR OWN
     EXAMINATION OF GABLES REIT AND THE PARTNERSHIP AND THE TERMS OF THE OFFERING, INCLUDING THE MERITS AND RISKS INVOLVED. EACH OFFEREE SHOULD CONSULT HIS OR HER OWN INVESTMENT ADVISOR, LEGAL COUNSEL AND TAX ADVISOR AS TO THE BUSINESS, LEGAL, TAX AND RELATED MATTERS CONCERNING HIS OR HER INVESTMENT.

          IN MAKING AN INVESTMENT DECISION, INVESTORS MUST RELY ON THEIR OWN EXAMINATION OF THE ISSUER AND THE TERMS OF THE OFFERING, INCLUDING THE MERITS AND RISKS INVOLVED.

          THESE SECURITIES HAVE NOT BEEN RECOMMENDED BY ANY FEDERAL OR STATE SECURITIES COMMISSION OR REGULATORY AUTHORITY. FURTHERMORE, THE FOREGOING AUTHORITIES HAVE NOT CONFIRMED THE ACCURACY OR DETERMINED THE ADEQUACY OF THIS DOCUMENT. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

          THESE SECURITIES ARE SUBJECT TO RESTRICTIONS ON TRANSFERABILITY AND RESALE AND MAY NOT BE TRANSFERRED OR RESOLD EXCEPT AS PERMITTED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND THE APPLICABLE STATE SECURITIES LAWS, PURSUANT TO THE REGISTRATION OR EXEMPTION THEREFROM. INVESTORS SHOULD BE AWARE THAT THEY MAY BE REQUIRED TO BEAR THE FINANCIAL RISK OF THIS INVESTMENT FOR AN INDEFINITE PERIOD OF TIME.

          (e) It is hereby acknowledged that, except as otherwise provided in this Section 3(e), Contributor, in its capacity as a holder of Partnership Units (as hereinafter defined), will receive a full quarterly distribution each quarter for which Contributor is a holder of Partnership Units on the relevant holder of record date. The quarterly distribution rate, the holder of record date and the distribution payment date are determined and declared by Partnership on a quarterly basis. It is also acknowledged that Contributor should not be entitled to the portion of the first quarterly distribution to be paid to Contributor related to the period from the first day of the quarter to the Closing Date. Accordingly, the first quarterly distribution to be paid to Contributor will be prorated at Closing. The prorated portion of the first quarterly distribution that Contributor is entitled to receive (the "Prorated Distribution") shall be calculated by multiplying (i) the first quarterly distribution (equal to the number of Partnership Units issued to Contributor multiplied by the quarterly distribution rate) by (ii) the percentage of the number of days in the quarter from the Closing Date through the last day of the quarter divided by the total number of days in the quarter. Such Prorated Distribution shall be paid in advance to Contributor at Closing. After the Closing Date, Contributor shall not receive quarterly distributions until the second distribution date following the Closing Date, at which time Contributor shall be treated similarly to the other holders of Partnership Units. In the event the Closing Date occurs prior to the determination and declaration of the quarterly distribution rate, the most recent quarter's distribution rate shall be used in the Prorated Distribution calculation at Closing. Should the actual quarterly distribution rate differ from the quarterly distribution rate used in the Prorated Distribution calculation, such differential shall be adjusted for in the first quarterly distribution made by Gables to holders of Partnership Units following the Closing Date.

     4. INSPECTION PERIOD. (a) Partnership shall have until 5:00 p.m., C.S.T., on the forty-fifth (45th) day immediately following the Trigger Date (as hereinafter defined), within which to inspect the Property and review the assumption documents to be used in connection with the assumption of the Teachers Loan (as hereinafter defined) (the "Inspection Period"). If for any reason whatsoever Partnership determines that the Property and said assumption documents are not suitable for its purposes, in its sole and absolute discretion, and notifies Contributor in writing of such decision prior to the expiration of the Inspection Period, this Agreement shall automatically terminate and the Earnest Money shall be returned to Partnership, less One Hundred Dollars ($100.00), which Escrowee shall pay to Contributor as due consideration for this Agreement, and thereafter no party hereto shall have any rights or obligations under this Agreement, except as otherwise specifically set forth herein. Partnership's failure to so notify Contributor prior to the expiration of the Inspection Period shall be deemed a waiver by Partnership of its right to terminate this Agreement pursuant to this Section 4(a), and this Agreement shall continue in full force and effect. By its execution hereof, Partnership confirms to Contributor that the loan documents executed by
Contributor on April 26, 1996 in connection with the initial funding of the Teachers Loan are acceptable. From the Effective Date through the expiration of the Inspection Period, Partnership and its agents, engineers, surveyors, appraisers, auditors and other representatives shall have the right to enter upon the Property at reasonable times to inspect, examine, survey, obtain engineering inspections, appraise, and otherwise do that which, in the opinion of Partnership, is reasonably necessary to determine the boundaries, acreage and condition of the Property and to determine the suitability of the Property for the uses intended by Partnership (including, without limitation, inspect, review and copy any and all documents in the possession or control of Contributor, its agents, contractors or employees, and which pertain to the construction, ownership, use, occupancy or operation of the Property or any part thereof). Also, from the Effective Date through the expiration of the Inspection Period, Partnership shall have the right to examine all of Contributor's books, files and records relating in any way to the Property. Contributor shall make such books, files and records available for examination by Partnership and Partnership's agents and representatives, who shall have the right to make copies of such books, files and records and to extract therefrom such information as Partnership may desire, and who shall have the right to audit and have certified, thoroughly and completely, all income and expenses, profits and losses, and operational results of the Property. Partnership shall, and it does hereby agree to indemnify and hold Contributor, Contributor's property manager and Contributor's asset manager, harmless from and against any and all claims, demands, liabilities, judgments, causes of actions, costs, expenses and fees (including reasonable attorneys' fees and expense incurred on account of any of the foregoing) arising or in any way relating to any damage or injury to any of the Property or any person on or about the Premises caused by Partnership or any employee, agent, representative or consultant of Partnership arising out of Partnership's inspection of the Property which are not the result of Contributor's, or its agents, willful misconduct or negligence; provided, however, Partnership shall not be liable for any consequential or incidental damages flowing from Partnership's election not to purchase the Property. Except as otherwise provided in this Agreement, Partnership does hereby covenant and warrant unto Contributor that it will pay all expenses incurred on account of any of Partnership's investigations on or about the Property and will promptly remove any lien or judgment which may hereinafter encumber the Property or any part thereof on account of such failure to pay such expense.

          (b) As soon as possible after the Effective Date, Contributor shall deliver to Partnership copies of the following which Contributor has in its possession or under its control relating to the Property: (i) all monthly and quarterly income and expense statements for the Property; (ii) all audited annual financial statements for the Property; (iii) the real and personal property tax assessments and tax bills with respect to the Property, together with proof of payment thereof, for the past three (3) tax years; (iv) all available warranties and guaranties, including, without limitation, the warranties and guaranties specifically set forth in Exhibit "F" attached hereto; (v) licenses, approvals, entitlements and permits relating to the development and operation of the Property; (vi) soils, geological and engineering studies and reports, if any; (vii) maintenance work orders (or requests) and other maintenance reports, if any; (viii) all equipment lease agreements, including any and all amendments thereto and related correspondence; (ix) all other contracts, and any amendments thereto; (x) any notices of violations of law received by Contributor; (xi) the standard form lease for the Property, if any; (xii) the management contract for the Property, and any amendments thereto; (xiii) all environmental studies and reports; (xiv) certificates of insurance currently in effect, together with a statement of the premiums payable with respect thereto; (xv) copies of all Certificates of Occupancy for the Property; (xvi) all construction documents including site plans, zoning approvals, building permits, plans and specifications (including, but not limited to, plans, specifications, drawings and designs for architectural, civil, structural, mechanical, electrical, plumbing and landscaping);
     (xvii) all information and documentation relating in any way to the annexation of the Property by the City of Memphis, Tennessee; (xviii) all information and documentation relating in any way to the Louisiana-Pacific Inner-Seal Siding class action lawsuit; (xix) any document, report or item not specifically enumerated herein but which has been or will be delivered to Teachers (as hereinafter defined); (xx) a copy of the general contract for the construction of the Improvements; and (xxi) all documents executed in connection with the Teachers Loan and all documents to be used in connection with GTP's assumption thereof. For purposes of this Agreement, the term "Trigger Date" shall mean the date on which Partnership shall have received both the last of the items described in this Section 4(b) and a written notice from Contributor stating that the item(s) accompanying said written notice are the last of the items described in this Section 4(b) and that all of the other items described in this Section 4(b) have been delivered to Partnership.

          (c) The foregoing notwithstanding, in the event this transaction fails to close for any reason, Partnership shall immediately repair any damage it or any of its employees, agents, representatives or consultants may have caused to the Property or any part thereof while conducting any one or more of the studies, audits, examinations, inspections or other due diligence activities pursuant to the terms of this Section 4 and return the Property substantially to its condition existing immediately prior to such damage, all at Partnership's sole cost and expense. Partnership shall promptly return to Contributor all information, material, reports, surveys, appraisals, financial information, books and records and all other information of and relating to the Property received from Contributor or any agent, consultant, representative or employee of Contributor or otherwise compiled by Partnership or any employee, agent, representative or consultant of Partnership (excluding, however, any internally-generated documents), together with all copies of any of the foregoing. Partnership acknowledges that all of the foregoing information, material and reports, are confidential and proprietary to Contributor, and Partnership has taken and will continue to take all reasonable actions necessary and proper to protect Contributor's confidential and proprietary information, material and reports from any and all unauthorized disclosures to any party other than the investors, lenders, attorneys and other consultants related to or retained or consulted by Partnership.

          (d) The obligations and indemnifications set forth above shall survive the Closing and/or any termination of this Agreement and remain fully enforceable against Partnership for a period of six (6) months from the Effective Date, at which time all such obligations and indemnifications shall terminate.

          (e)  Notwithstanding  anything  to the  contrary  set  forth  in  this
     Agreement, in the event this Agreement has not been terminated in accordance with the terms of Section 4(a) above and provided that, as of the expiration of the Inspection Period, Partnership shall have notified Contributor that all issues relating in any way to GTP's assumption of Contributor's permanent loan with Teachers Insurance and Annuity Association of America ("Teachers") (the "Teachers Loan") have not been resolved and/or satisfied, as determined by Partnership in its sole and absolute discretion, then the Inspection Period (as it relates solely to the assumption of the Teachers Loan) shall be automatically extended until Partnership notifies Contributor that all issues related to GTP's assumption of the Teachers Loan have been satisfied, as determined by Partnership in its sole and absolute discretion; provided, always, however, that, this Agreement shall automatically terminate on July 31, 1996 unless the parties hereto expressly agree in writing to the contrary.

     5. SURVEY. (a) Within ten (10) days after the Effective Date, Contributor, at its expense, shall deliver to Partnership an "As-Built" survey (the "Survey") of the Premises prepared by a surveyor selected by Contributor and reasonably acceptable to Partnership. Said Survey shall be sufficient to remove the standard survey exception found in ALTA title insurance policies, shall indicate the exact metes, bounds and acreage of the Premises, shall be a class "A" survey and shall show the exact location of all encroachments, easements, utility lines, rights-of-way, set-back lines and encumbrances affecting the Premises. The Survey also shall indicate the number and location of all surface parking spaces, carports, garages and storage buildings located on the Property. The Survey shall be certified to Contributor, Partnership, GTP and Title Insurer (as hereinafter defined), and the certification on the Survey shall include: (i) a certification that no part of the Premises is located within an area known as a "special flood hazard area" as defined in the Flood Disaster Protection Act of 1973; (ii) a certification that there are no visible encumbrances or restrictions on the Premises other than those shown on the Survey; (iii) a certification that all easements, restrictions, set back lines and other matters which are reflected on the Title Report (as hereinafter defined) are shown on the Survey; and (iv) all other certifications reasonably required by Partnership or Title Insurer. After said Survey shall have been completed and approved by Partnership as set forth below, Exhibit "A" hereto shall automatically be amended to conform to the legal description appearing in said Survey, and, thereafter, said new legal description shall be the legal description of the Premises for all purposes relating to this Agreement. At the request of either Contributor or Partnership, the parties hereto shall execute and deliver a written amendment to this Agreement setting forth said new legal description; however, no such written amendment shall be necessary.

          (b) If the  Survey  (i) is for  good  cause  not  acceptable  to Title
     Insurer; or (ii) shows easements, encroachments or other conditions that are not approved by Partnership or if the legal description contained in the Survey is unacceptable to Partnership for any reasonable reason, then Partnership shall notify Contributor in writing of such Survey objections on or before the expiration of the Inspection Period. Within three (3) days of its receipt of Partnership's Survey objections, Contributor shall deliver written notice to Partnership stating which of Partnership's Survey objections Contributor elects to either cure or satisfy on or before Closing and which of such objections Contributor either will not or cannot cure (those which Contributor either cannot or will not cure being hereinafter referred to as "Disputed Survey Objections"). Contributor's failure to respond within said three (3) day period shall be deemed a refusal by Contributor to cure or satisfy Partnership's Survey objections. In the event Contributor notifies Partnership of any Disputed Survey
     Objections, Partnership may either (A) waive any such Disputed Survey Objection and proceed to Closing with no reduction in the Price, in which event each such Disputed Survey Objection shall become a Permitted Exception (as hereinafter defined), or (B) terminate this Agreement and receive a full refund of the Earnest Money, less One Hundred Dollars ($100.00), which Escrowee shall pay to Contributor as due consideration for this Agreement, and neither party shall have any further rights or obligations hereunder, except as otherwise expressly set forth herein. If any Survey objection which Contributor elects to cure is not cured or satisfied by Contributor prior to Closing, Partnership shall be entitled to the rights and remedies set forth in this Section 5(b), unless such Survey objection results from a default by Contributor under this Agreement in which case Partnership shall have the right to exercise its remedies under
     Section 19 hereof. If Contributor does so cure or satisfy such Survey objection, then this Agreement shall continue in full force and effect.

         6. TITLE. (a) Contributor covenants to convey to GTP (which conveyance is at the direction of, and shall constitute a contribution by Contributor to, Partnership) at Closing good and marketable title in and to the Property. For the purposes of this Agreement, "good and marketable title" shall mean, with respect to the tangible Personal Property and the items covered by Sections 1(d) and 1(e) hereof, ownership which is free of all claims, liens and encumbrances of any kind or nature whatsoever other than the Permitted Exceptions; and, with respect to the Premises, fee simple ownership which is insurable by Title Insurer at the then current standard rates under its standard form of owner's policy of title insurance (1992 ALTA Owner's Policy Form), with the standard printed exceptions therein deleted and without exception other than for the Permitted Exceptions and with such affirmative insurance or endorsements as Partnership shall reasonably require. The issuance by Title Insurer of a title insurance policy which complies with this Section 6 (the "Title Policy") shall be conclusive evidence of delivery of fee simple title acceptable to GTP.

          (b) Within ten (10) days after the Effective Date, Contributor, at its expense, shall obtain or cause to be obtained a title insurance commitment issued by Escrowee (sometimes also referred to herein as "Title Insurer") setting forth the condition of title to the Premises and the requirements to be fulfilled as a condition to insuring good and marketable title to the Premises, and true, correct and legible copies of all instruments creating or evidencing exceptions to title (collectively, the "Title Report") and shall immediately deliver a copy to Partnership upon receipt of same.

          (c) Except as expressly permitted by the terms hereof, at or prior to Closing, Contributor shall comply with the requirements to be fulfilled and which may be fulfilled by Contributor without the payment of money, unless otherwise required to be fulfilled by this Agreement, as a condition to Title Insurer insuring good and marketable title to the Premises, including, but not limited to, paying all taxes, assessments and any other monetary liens of sums certain which constitute a lien upon the Premises (other than those not then due and payable for the current calendar year or those arising from Partnership's inspection of the Property) and paying all indebtedness secured by the Premises (excluding, however, any indebtedness expressly assumed pursuant to the terms hereof).

          (d) Partnership shall have until the expiration of the Inspection Period to give written notice to Contributor specifying any objections
     Partnership may have to the Title Report, and/or the Survey (those exceptions to either the Survey or the Title Report to which Partnership does not object prior to said date are referred to herein as "Permitted Exceptions"); provided, however, Partnership hereby agrees that the contract between Contributor and Institutional Network Communications, a division of Telemedia Communications, Inc., dated November 8, 1993, as amended on April 22, 1994 and June 12, 1995, regarding cable service for the Property is acceptable and shall be considered a Permitted Exception for purposes of this Agreement. Within three (3) days of its receipt of Partnership's title objections, Contributor shall deliver written notice to Partnership stating which of such title objections Contributor elects to either cure or satisfy on or before Closing and which of the title objections Contributor either will not or cannot cure (those which Contributor either cannot or will not cure being hereinafter referred to as "Disputed Title Objections"). Contributor's failure to respond within said three (3) day period shall be deemed a refusal by Contributor to cure or satisfy Partnership's title objections. In the event Contributor notifies Partnership of any Disputed Title Objections, Partnership may either (i) waive any such Disputed Title Objection and proceed to Closing with no reduction in the Price, in which event such Disputed Title Objection shall become a Permitted Exception, or (ii) terminate this Agreement and receive a full refund of the Earnest Money, less One Hundred Dollars ($100.00), which Escrowee shall pay to Contributor as due consideration for this Agreement, and neither party shall have any further rights or obligations hereunder, except as otherwise expressly set forth herein. If any title objection which Contributor elects to cure is not cured or satisfied by Contributor prior to Closing, Partnership shall be entitled to the rights and remedies set forth in this Section 6(d), unless such title objection results from a default by Contributor under this Agreement, in which case Partnership shall have the right to exercise its remedies under Section 19 hereof. If Contributor does so cure or satisfy such title objection, then this Agreement shall continue in full force and effect.

          (e) If, after the condition of title to the Premises has been approved by Partnership in accordance with the terms of Sections 5 and 6 hereof, the Premises becomes encumbered or subject to any matter other than a Permitted Exception or a matter created by Partnership or with Partnership's written consent, or any update or certification to the Survey or the Title Report that may be required by Title Insurer or requested by Partnership indicates that the Premises has become subject to any matter other than the Permitted Exceptions or a matter created by Partnership or with Partnership's written consent, and Contributor is unable or unwilling to remove any such matter prior to Closing, then Partnership shall have the option to either (i) waive such matter and proceed to Closing with no reduction in the Price, or
     (ii) terminate this Agreement and receive a full refund of the Earnest Money, less One Hundred Dollars ($100.00), which Escrowee shall pay to Contributor as due consideration for this Agreement, and thereafter neither party shall have any further rights or obligations hereunder, except as otherwise expressly set forth herein, unless such matter results from a default by Contributor under this Agreement, in which case Partnership shall have the right to exercise its remedies under Section 19 hereof.

          (f) By its execution hereof, Contributor acknowledges that it has received and reviewed a copy of that certain letter agreement (the "LTIC Letter") executed by Title Insurer and dated April 26, 1996 regarding Title Insurer's willingness to issue an Owner's Policy naming GTP as the insured, at a simultaneous issue rate. By its execution hereof, Partnership acknowledges that Title Insurer's obligations under the LTIC Letter are subject to the satisfaction of certain conditions precedent therein specified. Additionally, Contributor agrees to cooperate with Partnership and GTP to enable GTP to obtain the benefits offered by Title Insurer in the LTIC Letter, such cooperation to include, but not be limited to, surrendering for cancellation the Owner's Policy Contributor received in connection with the closing of the Teachers Loan.

     7. CLOSING. (a) Subject to all conditions precedent set forth herein and the automatic extension provision of Section 7(b) below, and provided that this Agreement has not been previously terminated in accordance with the terms hereof, the "Closing" of the transaction contemplated hereby (that is, the payment of the Price, the transfer of title to the Property, and the satisfaction of all other terms and conditions of this Agreement) shall be held at the offices of Baker, Donelson, Bearman & Caldwell, 165 Madison Avenue, Suite 1800, Memphis, Tennessee 38103, and shall commence at 10:00 a.m., C.S.T., on the fifteenth (15th) day following the expiration of the Inspection Period, or on such other date as Partnership and Contributor may mutually agree in writing (the "Closing Date").

          (b) Notwithstanding the terms and provisions of Section 7(a) above, in the event the effective monthly rental revenue (i.e., rental revenue due and collected for the current month, net of concessions, calculated over the complete term of the Leases in place during the specific calendar month for which the revenue test is being calculated) generated by the Property has not equalled or exceeded Two Hundred Eighty-Nine Thousand Four Hundred Forty-Six Dollars ($289,446.00) (the "Target Revenue") for at least one (1) calendar month preceding the Closing Date, the Closing Date automatically shall be extended until the fifth (5th) business day following the date on which the Property shall have generated the Target Revenue; provided, however, in the event the Target Revenue has not been reached by July 31, 1996, this Agreement shall automatically terminate, and the Escrowee shall return the Escrow Money to Partnership, less One Hundred Dollars ($100.00), which Escrowee shall pay to Contributor as due consideration for this Agreement, and thereafter neither party shall have any further rights or obligations hereunder, except as otherwise expressly set forth herein.

          (c) Notwithstanding anything to the contrary set forth in this Section 7, Partnership, after the original Closing Date but prior to July 31, 1996, shall have the unconditional right to require Contributor to close the transaction contemplated hereby even though the Target Revenue has not been achieved. In order to exercise this right, Partnership shall deliver written notice thereof to Contributor and the Closing shall occur seven (7) days following Contributor's receipt of Partnership's notice.

     8. CLOSING PRORATIONS AND ADJUSTMENTS. (a) All matters involving prorations or adjustments to be made in connection with the Closing and not specifically provided for in some other provision of this Agreement shall be prorated as of midnight of the day before the Closing Date (the "Adjustment Date").

         (b)  Such prorations or adjustments shall be made as follows:

               (i) (A) At or before Closing, all ad valorem taxes and any other similar assessments (hereinafter collectively referred to as "Taxes"), if any, with respect to the Property for the calendar year 1995 or any year prior to 1995 shall be paid by Contributor. Any Taxes for 1996 shall be prorated, based upon the amount of such Taxes for 1996, if available, or if not, an estimate of the Taxes based on Taxes due for 1995. If the actual amount of such Taxes for 1996 is more or less than the amount of such estimated Taxes, GTP and Contributor, promptly upon receipt by either of them of the notice or bill for such Taxes, shall make the proper adjustment so that the proration will be accurate, based upon the actual amount of such Taxes for 1996, and payment shall be made promptly by Contributor or GTP, whichever shall be required to make such payment, to the other party for the purpose of making such adjustment. After the Closing, GTP shall have the right, in the name of Contributor and/or GTP, to contest and appeal any such Taxes or assessment. If GTP obtains a refund of any Taxes or assessments that have been previously paid, upon receipt thereof GTP shall pay to Contributor a prorated portion of such refund, net of costs (including attorney's fees) of obtaining such refund, relating to the period during which Contributor owned the Property. The parties further agree that any portion of the 1996 taxes (together with any amount escrowed for insurance premiums) which have been placed in escrow with Teachers pursuant to the Teachers Loan (the "Teachers Tax and Insurance Escrow") shall be considered and credited to Contributor when the proration of ad valorem taxes required hereby is undertaken.

                    (B) As of the Effective  Date and except for ad valorem real property taxes paid (and to be paid) to Shelby County, Tennessee, ad valorem real property taxes are not levied with respect to the Property by the Cities of Memphis or Germantown, Tennessee, or any other municipality or political subdivision of the State of Tennessee ("City Taxes"). Subject to the terms and conditions of this Section 8(b)(i)(B), and in the event the City Taxes are levied on the Property, Contributor hereby agrees to pay the City Taxes for the tax years 1996-2000; provided, however, Contributor's liability for the City Taxes, in no event, shall exceed One Million Dollars ($1,000,000.00). Additionally, Contributor's potential liability for the payment of the City Taxes shall decrease on a yearly basis for each year in which the City Taxes are not required to be paid with respect to the Property, such decrease to be in accordance with the schedule attached hereto as Exhibit "G." Moreover, Phillip H. McNeill, Sr., Clyde L. Patton, Jr. and Bruce C. Taylor (collectively, the "Principals"), jointly and severally, shall guarantee Contributor's obligation to pay the City Taxes in accordance with the terms hereof. Each of the Principals shall execute and deliver to GTP at Closing a guaranty (each a "City Taxes Guaranty") evidencing the foregoing obligation. The form of the City Taxes Guaranty is attached hereto as Exhibit "H."

               (ii) All costs and expenses of operating the Property which have accrued as of the Adjustment Date shall be paid by Contributor, on or before the Closing Date, or promptly upon receipt of bills therefor. All costs and expenses of operating the Property which are accrued on or after the Adjustment Date shall be paid by GTP. Contributor shall transfer or credit to GTP at Closing an amount equal to the aggregate amount of all security, pet, redecorating or other deposits refundable to tenants under the Leases. GTP will accept such transfer or credit of funds and agree to hold harmless and indemnify Contributor for any claim, liability and/or expense relating thereto and accruing after the Closing Date.

               (iii) Rents shall be prorated to the Adjustment Date based upon actual rents received for the month of Closing. After Closing, GTP shall use its reasonable efforts to collect delinquent rents, and pay the portion attributable to the period Contributor owned the Property to Contributor upon collection. All rent payments received shall be applied first to the most recent rent payments coming due, unless otherwise directed by the payor thereof. Any rents received by Contributor after the Closing from any collection agencies retained by Contributor before the Closing shall be prorated to the Adjustment Date; provided, however, that neither Contributor nor any such collection agency shall have the authority to compromise any rent settlement after the Closing Date or to dispossess any tenant without the prior written approval of GTP.

               (iv) All receivables from the Property which are accrued as of the Adjustment Date, to the extent collected, shall be paid to Contributor or, if collected by GTP after the Adjustment Date, shall be promptly paid over as and when collected, to Contributor. All sums collected by GTP shall be first applied to accrued obligations due to GTP, if any, of the tenant making such payment.

               (v) Final readings and final billings for utilities shall be made as of the Adjustment Date. Contributor shall pay all outstanding amounts due as of such time. Contributor shall also be entitled to, and may, following Closing, obtain any applicable refunds of security deposits with any utility companies. If final readings and billings cannot be obtained as of Closing, the final bills, when received, shall be prorated based upon the number of days Contributor owned the Property in such final billing period. Partnership or GTP shall, at or prior to the Closing, make any deposits required for utilities and other services of the Property.

               (vi) Partnership shall have the right, in the exercise of its sole discretion, to approve all Service Contracts pertaining to the Property which shall survive the Closing. Contributor shall pay all charges for deliveries made and services rendered up to the Adjustment Date and any date after the Adjustment Date if the deliveries made and services rendered thereafter relate to Service Contracts not accepted in the manner described herein and which were not terminated or cancelled by Contributor as required by the terms hereof. Any items on order but undelivered as of the Adjustment Date shall be reviewed and accepted or cancelled as desired by Partnership; only those items accepted by Partnership shall be paid for by Partnership or GTP. On or before the expiration of the Inspection Period, Partnership shall deliver written notice to Contributor specifying which of the Service Contracts described in Exhibit "D" attached hereto will be accepted by Partnership. Partnership hereby reserves the right to approve or disapprove any and all other Service Contracts which may affect the Property. Those Service Contracts not accepted by Partnership shall be terminated or cancelled by Contributor on or before the Closing Date. Partnership's failure to notify Contributor as required in this
          Section 8(b)(vi) shall be deemed a rejection by Partnership of all of the Service Contracts. Notwithstanding anything to the contrary set forth herein, in no event shall Partnership or GTP be bound by the terms of the contracts between Contributor and its management company and Contributor and its asset management company which are in effect as of the Effective Date.

               (vii) Contributor shall pay at Closing all sales and use taxes and similar taxes imposed by the State of Tennessee or any political subdivision thereof on any lease or tenancy for the period prior to the Closing Date. Furthermore, if any such sales tax, use tax or other similar tax shall be assessed after the Closing Date on any Lease or tenancy for the period of time prior to the Closing Date, Contributor agrees to pay or reimburse GTP for the same promptly upon Contributor's receipt of GTP's written request therefor.

               (viii) Notwithstanding anything to the contrary contained in this Agreement, Contributor shall pay any management fee due as of the Closing Date on account of the Property to its property management company.

               (ix) At Closing, Partnership shall pay Contributor an amount equal to one-half (1/2) of the then existing balance of the escrow account (the "Repair Reserve") established by Contributor pursuant to that certain Collateral Security and Escrow Agreement dated April 26, 1996, and executed by Contributor in connection with the Teachers Loan.

          (c) Notwithstanding anything to the contrary set forth in this Agreement, if pursuant to the provisions of this Agreement and the adjustments and prorations required hereby, the proceeds from the transactions contemplated hereby due to be delivered to Contributor are less than $25,700,000.00, all downward adjustments in the portion of the Price to be delivered to Contributor at Closing shall be made first from the cash to be delivered to Contributor pursuant to Section 3(a)(iii) hereof and second from the Partnership Units to be delivered to Contributor pursuant to Section 3(a)(ii) hereof. For purposes of making this adjustment, the Partnership Units shall be valued by using the Applicable Price.

          (d) The provisions of this Section 8 shall survive the Closing and remain fully enforceable against Partnership, GTP, Contributor and the Principals.

     9. REPRESENTATIONS, WARRANTIES AND COVENANTS. (a) In order to induce Partnership to consummate the transaction contemplated hereby, Contributor and the Principals hereby jointly and severally represent, warrant and covenant to Partnership and GTP that the following are true statements as of the Effective Date, and Contributor and the Principals agree to deliver a certificate at Closing specifying any changes occurring between the Effective Date and the Closing, in accordance with Section 12 hereof.

               (i) Contributor is a validly organized and existing Tennessee Limited Liability Company with full power and authority to enter into and fully perform and comply with the terms of this Agreement, and the Principals, as individuals, constitute all of the members of Contributor.

               (ii)  Contributor  is  the  sole  owner  of,  and  has  good  and marketable fee simple title to, the Property, and the Property is free and clear of all liens, encumbrances, claims, demands, easements, covenants, conditions, restrictions and encroachments of any kind or nature other than the Permitted Exceptions. Contributor will not enter into any agreement to lease, sell, mortgage or otherwise encumber or dispose of its interest in the Property or any part thereof, except for this Agreement, the Permitted Exceptions, or as otherwise specifically set forth in this Agreement.

               (iii) No written notice of default that remains uncured and that would have the effect of binding Partnership or GTP after the Closing has been received by Contributor under any agreement, instrument or document to which it is a party or under any policy of insurance affecting the Property.

               (iv) Contributor has not received any written notice from a Governmental Authority (as hereinafter defined), and otherwise has no knowledge, of the violation of any applicable federal, state, county, municipal, or other governmental or quasi-governmental statute, law, ordinance, judgment, writ, decree, injunction, rule, ruling, regulation, restriction or order (all of the foregoing being hereinafter collectively referred to as the "Legal Requirements") affecting the Property or the construction, development, use, operation, maintenance or management thereof, which violation has not been corrected.

               (v) Contributor has not received written notice of any judgment, writ, decree, injunction or order entered in any action, suit or proceeding brought by any federal, state, county, municipal or other governmental or quasi-governmental agency, department, board, commission, bureau, or other entity or instrumentality (each, a "Governmental Authority") or any other person enjoining or restraining it in respect of any business practice or the conduct of business in any respect relating to the Property which, if not complied with, would materially and adversely affect the present use or operation of the Property.

               (vi) Contributor has not received written notice of any action, suit, or other proceeding that is pending nor is there any action, suit or proceeding pending, contemplated or threatened by or against Contributor, the Principals or the property which would, if adversely determined, materially and adversely affect the rights of Partnership or GTP, or Contributor's or the Principal's ability to perform under this Agreement, any agreement required hereunder to be executed or delivered or any transaction contemplated hereby and thereby.

               (vii) No written notice has been received by Contributor with respect to any requirement by any insurance company which has issued an insurance policy with respect to the Property or by any board of fire underwriters or other body exercising similar functions, as to which there has been no compliance.

               (viii) Contributor has not received written notice, and otherwise has no knowledge that any consent, authorization, variance, license, permit or approval (collectively, the "Approvals") relating to or required for the operation or occupancy of the Property and required in order for Contributor to carry out the transaction contemplated hereby has not been validly and unconditionally obtained (or, if there existed any condition with respect thereto, such condition has been satisfied) or is not in full force and effect. True, accurate and complete copies of all Approvals in Contributor's possession will be delivered to Partnership prior to the Closing. All fees, charges, and other payments in connection with the Approvals have been paid in full. Without the prior written approval of Partnership, as of Closing, there will be no application for any Approval which is pending.

               (ix) Contributor has delivered to Partnership true, accurate and complete copies of the Service Contracts.

               (x) Contributor has not done anything to cause any hook-up or connection fee, non-recurrent charge or assessment in connection with any utility serving the Property to be payable after the Closing.

               (xi) Other than the Leases and the Permitted Exceptions, there are no other lease amendments or agreements between Contributor and the tenants under the Leases. Contributor has made and knows of no other agreements (whether written or oral) in the nature of a lease affecting the Property.

               (xii) A true and accurate Rent Roll for the Property is attached hereto as Exhibit "C," and a true and accurate Rent Roll for the Property updated as of the Closing Date, satisfactory to Partnership in its discretion, will be delivered to Partnership and GTP at Closing. Except as otherwise expressly disclosed on the attached Rent Roll and the updated Rent Roll to be delivered to and approved by Partnership and GTP (in their sole discretion) at Closing, Contributor represents and warrants that (A) those tenants referenced in the Rent Roll are in occupancy of the Property pursuant to the Leases, (B) the tenants have commenced to pay full rent on a monthly basis under the Leases, (C) no advance payment or prepayment of rents, fees, or other charges for more than the current month have been made under the Leases, (D) there are no security deposits (whether in the form of cash or other forms of deposits) or other monies which have been received or are being held by or on behalf of Contributor for the account of the tenants pursuant to the Leases which have not been credited or transferred to GTP, (E) the tenants are not in arrears in the payment of any rent or any sum due under the Leases, (F) all rents and other sums payable under the Leases were paid without offset, concession, rebate, abatement, deduction or allowance, (G) the Leases are valid and binding on the parties thereto and are in full force and effect, (H) Contributor has neither given, caused to be given, nor received any outstanding notice that any default not heretofore owed exists under any of the Leases, and Contributor has no knowledge of any uncured event of default or event which, with the passage of time or the giving of notice or both, would constitute an event of default under the Leases, and (I) except for the Leases, neither Contributor nor anyone acting on its behalf, has entered into or made or given any binding commitment or option to lease space with respect to the Property, or any portion thereof.

               (xiii) Contributor has not received written notice from any tenant, and otherwise has no knowledge, that any tenant disputes the computation of any rents or other sums payable pursuant to a Lease or claims a breach of any covenant, representation or warranty made by the Contributor or its agent under any Lease.

               (xiv) All brokerage commissions, finder's fees, and similar payments, however denominated, due or owing with respect to any of the Leases or otherwise with respect to the Property have been paid.

               (xv) As of the Closing Date and except as required in connection with the Teachers Loan, no right or interest of Contributor under any of the Leases will be assigned, mortgaged, hypothecated, or otherwise encumbered by or through Contributor.

               (xvi) No proceeding seeking reduction in real estate taxes imposed upon the Property or the assessed valuation of any portion thereof (the "Tax Assessment Proceeding") have been instituted by Contributor which are currently pending.

               (xvii) There are no employees of Contributor employed in connection with the use, operation, maintenance or management of the Property whom Partnership or GTP would be obligated to retain or compensate or provide benefits for after the Closing Date.

               (xviii) Except as disclosed in any report, study, audit, or other materials delivered to Partnership by Contributor: (A) no Hazardous Substance (as hereinafter defined) is located on the property in violation of Environmental Laws (as hereinafter defined); (B) no underground storage tanks are located on the Property; (C) the Property has never been used as a dump for waste material; (D) the Property complies with, and at all times has complied with, all applicable Environmental Laws; (E) the materials incorporated into the Premises (including, but not limited to, any landfill) do not include asbestos, urea formaldehyde, lead or other materials generally known to be potentially toxic; and (F) there is not and has never been landfill containing decomposable material, petroleum wells, mineral bearing mines, sewage treatment facilities, underground storage tanks, radon or other toxic emissions within 2,000 feet of any boundary of the Land.

               As used herein, a "Hazardous Substance" shall be defined as any substance which (1) is designated as hazardous, toxic or dangerous or similarly designated under any Environmental Laws, (2) is regulated under any Environmental Laws or by any governmental or quasi-governmental agency, or (3) could be a hazard to health, safety or property values. Without limiting the foregoing, the term "Hazardous Substance" shall also include underground storage tanks, asbestos, urea formaldehyde insulation, polychlorinated biphenyls
          (PCBs), dioxins and petroleum products. Moreover, the term "Hazardous Substance" also shall mean any form of explosive, radioactive material, hazardous waste, toxic substance, or related material, any material which is in fact hazardous to life or property and any other substances and/or material defined or designated as a hazardous or toxic substance, or waste by any federal, state or local law or environmental statute, regulation, or ordinance.

               As used  herein,  the term  "Environmental  Laws"  means  all law relating to hazardous waste, chemical substances or mixtures or hazardous, toxic, dangerous or unhealthy substances or conditions or relating to the interaction of the use or ownership of property and the environment, whether such law is: (1) criminal or civil, (2) federal, state or local, or (3) statutory, common law or administrative rules, regulations, orders and/or decrees.

               (xix) Neither the execution, delivery and performance of this Agreement or any other agreement contemplated hereunder nor the carrying out by Contributor of the transaction contemplated hereby or thereby will conflict with, result in a breach of, constitute a default under or accelerate the maturity of (A) any applicable provision of Contributor's organizational documents or other governing instrument, (B) any applicable Legal Requirement affecting Contributor or the Property or (C) any other agreement, indenture or instrument to which Contributor is a party or by which Contributor or all or any portion of the Property is or may be bound or affected. No consent of any third party is required in order for Contributor to enter into this Agreement or any other agreement contemplated hereunder or for Contributor to carry out the transaction contemplated hereby or thereby.

               (xx) There are no outstanding or unpaid judgments against Contributor with respect to the Property or against the Property.

               (xxi) Contributor knows of no (A) pending or contemplated condemnation proceeding affecting, or which may affect, all or any portion of the Property, (B) proposed or pending proceeding to change or redefine the zoning classification of all or any portion of the Property, or (C) proposed change in road patterns or grades which may adversely affect access to the roads providing a means of ingress to or egress from the Property.

               (xxii) The construction, operation, and present use of the Property comply in all respects with all applicable zoning statutes, ordinances, regulations, and laws including, without limitation, the Americans with Disabilities Act and all applicable fair housing laws, rules, ordinances and regulations (collectively, the "Classification") and restrictions, covenants, easements, and cross-easements affecting the Property. As of Closing, the Classification is not subject to any conditional variance or conditional permit granted with respect to the Property, and does not require any further approval nor any other action. The conveyance of the Property to GTP (which conveyance is at the direction of, and shall constitute a contribution by Contributor to, Partnership) for the uses and in the manner now prevailing will not affect the Classification.

               (xxiii) The Property, and all components thereof, including, but not limited to, parking lots, electrical systems, roofs, air-conditioning systems, plumbing systems and heating systems are and, on the Closing Date, will be in good condition and repair and in working order, will perform the work or function for which intended, will be free of any and all physical, structural and/or mechanical defects, and will comply with all applicable building codes, rules and regulations.

               (xxiv) All necessary utilities required for the present use, operation, maintenance, and management of the Property, as fully occupied, including, without limitation, electricity, natural gas, storm sewer and drainage, sanitary sewer, water, fire protection facilities, telephone, and similar systems, have been completed, are in good working order, and comply with all Legal Requirements, and all fees and assessments associated therewith, based on current and projected usage, are paid in full or are payable by tenants.

               (xxv) All utilities required for the use, operation, maintenance and management of the Property either enter the Property through adjoining public streets or, if they pass through adjoining private land, do so in accordance with valid public easements or private easements inuring to the benefit of GTP.

               (xxvi) The improvements include sufficient parking spaces to comply with: (A) all Legal Requirements, including, but not limited to, zoning requirements; and (B) all parking commitments contained in the Leases.

               (xxvii) True, accurate and complete copies of all personal property tax bills, if any, with respect to the Property payable for the currently and immediately preceding tax year have been delivered by Contributor to Partnership. All personal property taxes due and payable with respect to the Property and all interest and penalties payable with respect thereto, if any, have been fully paid.

               (xxviii) Contributor has good title to all of the Personal Property, it is all in good working order, none of it is leased or subject to any liens or conditional sales contracts, and the Personal Property is sufficient to comply with all requirements of the Leases for the Property.

               (xxix) The Improvements, including all landscaping, have been completed and there are no known interior or exterior structural defects in the Improvements or any material defect in the plumbing, electrical, mechanical, heating, ventilating or air conditioning systems or other systems. All such systems are in good working order, and all roofs and basements, if any, of the Improvements are in good condition and free of known leaks.

               (xxx) All oil and/or gas burners, incinerators, furnaces and other fuel burning devises at the Property comply in all material respects with all Legal Requirements, including, without limitation, all air pollution and environmental control laws, orders, rules and regulations.

               (xxxi) There has been no damage to any portion of the Property caused by fire or casualty which has not been fully repaired or restored.

               (xxxii) All conditions and requirements of all Approvals have been fully satisfied. Except for the existing Approvals, there are no Approvals required to fully and completely use, operate, maintain and manage the Property as the same is now used, operated, maintained and managed. The consummation of the transaction contemplated hereby will not increase any obligations or affect any time periods under any existing Approval or cause any existing Approval to lapse. All of the Approvals are transferable with the Property to GTP without charge (which transfer of Approvals is at the direction of, and shall constitute a contribution by Contributor to, Partnership).

               (xxxiii) All representations contained in the Leases made by the Contributor or its agents, as the landlord thereunder, are true and correct.

               (xxxiv) There is no pending imposition of any special or other assessments for public betterments or otherwise, any proposed or pending special assessments affecting the Property or any portion thereof, or any penalties or interest due with respect to real estate taxes assessed against all or any portion of the Property that are payable by the owner of the Property or could result in a lien against the Property.

               (xxxv)  The  Property  is  in  compliance   with  any  applicable
          restrictive or protective covenants or conditions of record, and with any conditions or restrictions in any deed of record.

               (xxxvi) No part of the Property contains a cemetery or burial ground and no part of the Property has been designated as wetlands under any federal, state or local law or regulation or by any governmental agency.

               (xxxvii) Contributor and the Principals have had an opportunity to review the Partnership Agreement and other materials relating to Gables and Gables REIT and understand the risks of, and other considerations relating to, the purchase of the Partnership Units and Common Shares. Contributor and the Principals, by reason of their individual business and financial experience, together with the business and financial experience of those persons, if any, retained by them to represent or advise them with respect to the investment in the Partnership Units and Common Shares (A) have such knowledge, sophistication and experience in financial and business matters and in making investment decisions of this type that Contributor and the Principals are capable of evaluating the merits and risks of an investment in Gables and Gables REIT and of making an informed investment decision, (B) are capable of protecting their own interest or have engaged representatives or advisors to assist them in protecting their interest, and (C) are capable of bearing the economic risk of such investment. If Contributor and/or the Principals have retained a person to represent or advise them with respect to their investment in Partnership Units and Common Shares that may be made hereby, then, at Gables' request, Contributor and/or the Principals, as the case may be, shall, prior to or at Closing, (1) acknowledge in writing such representation, and (2) cause such representative or advisor to deliver a certificate to Gables containing such representations as are reasonably requested by Gables.

               (xxxviii) Contributor and the Principals understand that an investment in Gables and Gables REIT involves substantial risks. Contributor and the Principals have been given the opportunity to make a thorough investigation of the proposed activities of Gables and Gables REIT and have been furnished with materials relating to Gables and Gables REIT and its proposed activities. Contributor and the Principals have been afforded the opportunity to obtain any additional information deemed necessary by Contributor and/or the Principals, as the case may be, to verify the accuracy of any representations made or information conveyed to Contributor and the Principals. Contributor and the Principals confirm that all documents, records, and books pertaining to their investment in Gables and Gables REIT and requested by Contributor and/or the Principals have been made available or delivered to Contributor and/or the Principals, as the case may be. Contributor and the Principals have had an opportunity to ask questions of and receive answers from Gables and Gables REIT, or from a person(s) or entity acting on Gables' and Gables REIT's behalf concerning the terms and conditions of this investment.

               (xxxix) The Partnership Units to be issued to Contributor in connection with the transactions contemplated hereby, and any Common Shares of Gables REIT subsequently issued in consideration therefor, will be acquired by Contributor for its own account for investment only and not with a view to, or with any intention of, a distribution or resale thereof, in whole or in part, or the grant of any participation therein, without prejudice, however, to Contributor's right (subject to the terms of the Partnership Units) at all times to
          (A) sell or otherwise dispose of all or any part of its Partnership Units and Common Shares under an exemption from such registration available under the Securities Act of 1933, as amended (the "Securities Act"), and applicable state securities laws (including, without limitation, by way of a distribution of the Partnership Units by Contributor to the Principals, the only three (3) members thereof, consent for such distribution to such three (3) Principals and their admission to the Partnership as substitute limited partners being hereby given), and (B) obtain cash or Common Shares of Gables REIT, pursuant to the terms of Section 8.6 of the Partnership Agreement, and sell any such Common Shares pursuant to an effective registration statement, or an exemption from registration under the Securities Act, and subject, nevertheless, to the disposition of its assets being at all times within its control.

               (xl) Contributor and the Principals acknowledge that (A) the Partnership Units to be issued to Contributor in connection with the transactions contemplated hereby, and any Common Shares subsequently issued in consideration therefor, have not been registered under the Securities Act or state securities laws by reason of a specific exemption or exemptions from registration under the Securities Act and applicable state securities laws and, if such Partnership Units and Common Shares are represented by certificates, such certificates will bear a legend to such effect, (B) the Gables REIT's and Gables' reliance on such exemptions is predicated in part on the accuracy and completeness of the representations and warranties of Contributor and the Principals contained herein, (C) such Partnership Units and Common Shares, therefore, cannot be resold unless registered under the Securities Act and applicable state securities laws, or unless an exemption from registration is available, (D) there is no public market for such Partnership Units, (E) Gables has no obligation or intention to register such Partnership Units or Common Shares for resale under the Securities Act or any state securities laws or to take any action that would make available any exemption from the registration requirements of such laws, (F) Contributor is organized and existing under and by virtue of the laws of the State of Tennessee and is in good standing thereunder, and (G) the Principals are each residents of the State of Tennessee. Contributor and the Principals hereby acknowledge that because of the restrictions on transfer or assignment of such Partnership Units to be issued hereunder which are set forth in the Partnership Agreement, Contributor may have to bear the economic risk of the investment commitment evidenced by this Agreement and any Partnership Units purchased hereby for an indefinite period of time, although (1) under the terms of the Partnership Agreement, Partnership Units will be redeemable at the request of the holder thereof at any time for cash or, at the election of Gables REIT, exchanged for Common Shares and (2) the holder of any such Common Shares issued upon a presentation of Partnership Units for redemption will be afforded certain rights to have such Common Shares registered for resale under the Securities Act or applicable state securities laws under the Registration Rights Agreement attached hereto as Exhibit "I."

               (xli) Contributor and the Principals are "accredited investors" as defined in Regulation D promulgated under the Securities Act.

               (xlii) Contributor agrees that it will only transfer or distribute the Partnership Units (and each of the Principals agrees that he will only transfer any Partnership Units that he may receive from Contributor) to persons or entities that make representations to Gables and Gables REIT of the type set forth herein, and otherwise so as to cause no violation of applicable federal and state securities laws by Gables and Gables REIT, and no transfer in contravention of such agreement shall be recognized by Gables.

               (xliii) The three (3) Principals are the only members of Contributor, and the Principals and Contributor have no intent to admit additional members to Contributor.

          (b) The foregoing warranties, representations and covenants of Contributor and the Principals shall survive the execution and delivery of this Agreement, the Closing and delivery of all documents and any and all performances required by this Agreement.

          (c) Notwithstanding anything to the contrary set forth herein, the representations and warranties of this Section 9(xviii), (xxii) and (xxvi) are made to the "best of Contributor's and the Principals' knowledge." For purposes of this Agreement, the phrase "best of Contributor's and the Principals' knowledge" means the actual knowledge, information or belief of the Principals or LEDIC Management, the property manager at the Premises, but shall not include within such term or phrase the knowledge, information and belief of any other person.

     10. PARTNERSHIP'S WARRANTIES. In order to induce Contributor to consummate the transaction contemplated hereby, Partnership hereby represents and warrants to Contributor that the following are true statements as of the Effective Date or will be true statements as of the Closing Date, and Partnership agrees to deliver a certificate at Closing specifying any changes occurring between the Effective Date and the Closing, in accordance with Section 12 hereof.

          (a) Partnership has full power and authority to enter into and fully perform and comply with the terms of this Agreement.

          (b) Partnership will make an on-site inspection of the Property, including all Personal Property, Leases and the books and records relating to the operation of the Property, and will investigate the Property to Partnership's satisfaction; and, except as specifically provided in this Agreement to the contrary, Contributor is released from all responsibility and liability regarding the condition, valuation or utility of the Property. Except as specifically provided in Section 9 hereof, Partnership has not relied on any warranties, promises, understandings or representations, express or implied, of Contributor or any agent of Contributor relating to the Property. Partnership acknowledges that any and all general leasing information (i.e., general information concerning the leasing of real property in Cordova, Shelby County, Tennessee, but excluding any specific information concerning the Property and any information contained in the Rent Roll), feasibility or marketing reports, or other general information of any type that Partnership has received or may receive from Contributor or Contributor's agents and which is not specifically related to the Property was or is furnished on the express condition that Partnership shall or would make an independent verification of the accuracy of any and all such information, all such information being furnished without any warranty whatsoever, except as specifically provided in this Agreement. Partnership agrees that, except as specifically provided in Section 9 hereof, Partnership will not attempt to assert any liability against Contributor and/or its agents for furnishing such information.

          (c)  The  Partnership   Units  and  admission  of  Contributor  as  an
     Additional Limited Partner have been duly approved by all necessary authority.

          (d) The Partnership Agreement, a copy of which is attached hereto as Exhibit "J," is true, correct and complete.

          (e) This Agreement and the Registration Rights Agreement have been duly approved and the Common Shares which Contributor may receive pursuant to the terms of Section 8.6 of the Partnership Agreement, have been authorized, but not issued.

          (f) There has been no material adverse change in the legal status of Gables REIT between April 30, 1996 and the Effective Date.

          (g) The foregoing warranties and representations of Partnership shall survive the execution and delivery of this Agreement, the Closing and delivery of all documents and any and all performances required by this Agreement.

     11. CONTRIBUTOR'S ENVIRONMENTAL INDEMNITY. Notwithstanding anything to the contrary set forth herein, from the Closing Date and thereafter, Contributor agrees to indemnify, defend and hold harmless Partnership and/or GTP and their respective successors and assigns from and against any and all loss, cost or damage including, but not limited to, reasonable attorneys' fees and court costs suffered or incurred by Partnership and/or GTP and their respective successors and assigns as a result of any third party action brought against Partnership and/or GTP under Environmental Laws pertaining to any matter, condition or act on the Property involving Environmental Laws or Hazardous Substances which existed or arose between the date Contributor took title to the Property and the Closing Date, whether or not Contributor has knowledge thereof as of the Closing Date.

     12. CLOSING DOCUMENTS. (a) At or prior to Closing, each party shall deliver to the other party appropriate evidence to establish the authority of such party to enter into and close the transaction contemplated hereby. Additionally, Contributor and/or, as the case may be, the Principals and Patton & Taylor Construction Co., Inc. shall execute and deliver to GTP (which delivery shall be at the direction of, and shall be required to consummate the contribution of the Property by Contributor to, Partnership) at Closing:

               (i) a warranty deed duly executed and acknowledged, subject only to the Permitted Exceptions, sufficient to transfer and convey to GTP fee simple title to the Premises as required by this Agreement, and otherwise in form and substance acceptable to Partnership, GTP and Title Insurer;

               (ii) the Title Policy;

               (iii) a bill of sale sufficient to transfer to GTP title to the tangible Personal Property and containing appropriate warranties of title as required by this Agreement;

               (iv) a letter in form and substance satisfactory to GTP, advising tenants under the Leases of the change in ownership of the Premises, of GTP's future liability for tenant security, pet, redecorating or other deposits refundable under the Leases, and directing them to pay rent to GTP or as GTP may direct;

               (v) any and all affidavits, certificates or other documents required by Title Insurer in order to cause it to issue an owner's title insurance policy in the form and condition required by this Agreement;

               (vi) a City Taxes Guaranty;

               (vii) a counterpart of an assignment of the Leases (together with a transfer of all security deposits listed in the Rent Roll delivered by Contributor pursuant to Section 12(a)(viii) below) and those Service Contracts accepted by Partnership and GTP's assumption of the duties and obligations thereunder arising on or after the Closing Date, (the counterpart delivered pursuant to this provision shall contain indemnification provisions providing that Contributor shall indemnify Partnership and GTP against any claims arising under the Leases and/or the Service Contracts accruing on or before the Closing Date and that GTP shall similarly indemnify Contributor against those claims accruing after the Closing Date, said indemnification provisions being in form and substance reasonably acceptable to Contributor, Partnership and GTP and their attorneys);

               (viii) an updated Rent Roll certified by Contributor as being true, accurate and complete in all material respects as of the Closing Date;

               (ix) all of the original Leases and written Service Contracts to be assumed by GTP (provided that Contributor shall have the right to make all such original Leases and Service Contracts available to GTP at the Premises), and, to the extent in Contributor's possession or control, any and all building plans, surveys, site plans, engineering plans and studies, utility plans, landscaping plans, development plans, specifications, drawings, marketing artwork, construction drawings, environmental reports, soil tests, complete warranty book including all contractors and subcontractors and other documentation concerning all or any part of the Property (all of which shall be made available to GTP at the Premises);

               (x) any warranties or guaranties which are in any way applicable to the Property or any part thereof and which by their terms are freely transferrable to GTP;

               (xi) to the extent in the possession or control of Contributor, all keys for the Property, with identification of the lock to which each such key relates (which shall be made available to GTP at the Premises);

               (xii) Contributor's affidavit stating, under penalty of perjury, Contributor's U.S. taxpayer identification number and that Contributor is not a foreign person within the meaning of Section 1445 of the Code;

               (xiii) a certificate specifying any changes occurring between the Effective Date and the Closing Date with respect to the representations and warranties made by Contributor and the Principals in this Agreement;

               (xiv) a duly executed Amendment to the Partnership Agreement and signature page thereto admitting Contributor as an Additional Limited Partner;

               (xv) an assignment or such other document(s) as are required by Partnership to transfer the Teachers Tax and Insurance Escrow from Contributor to or for the benefit of GTP;

               (xvi) an assignment or such other document(s) as are required by Partnership to transfer the entire Repair Reserve from Contributor to or for the benefit of GTP;

               (xvii) a Registration Rights Agreement executed by Contributor and substantially in the form of Exhibit "I," attached hereto;

               (xviii) a General Contractor's Guaranty wherein the general contractor for the Improvements shall guarantee the construction and workmanship of each building comprising the Improvements for a period of one (1) year following the date on which the first occupant of each such building takes possession thereof, such General Contractor's Guaranty to be in the form of Exhibit "K" attached hereto; and

               (xix) all other documents reasonably required by Partnership or GTP in order to perfect the conveyance, transfer and assignment of the Property to GTP (including, without limitation, an assignment of Contributor's rights or interests in general intangibles pertaining to the Premises, an assignment of the currently effective Certificate of Occupancy for the Premises if required by applicable law, an assignment to Partnership of Contributor's rights or interests in the General Contractor's Guaranty, and evidence of Patton & Taylor Construction Co., Inc.'s consent to Contributor's assignment of the General Contractor's Guaranty).

          (b) Partnership and GTP also shall deliver or cause to be delivered to Contributor at Closing:

               (i) the Price;

               (ii)  such  documents,   instruments,   or  certificates  as  are
          reasonably required by Title Insurer for GTP to acquire the Property pursuant to this Agreement;

               (iii) a certificate  specifying any changes occurring between the
          Effective   Date  and  the   Closing   Date   with   respect   to  the
          representations and warranties made by Partnership in this Agreement;

               (iv) a counterpart of an assignment of the Leases (together with a transfer of all security deposits listed in the Rent Roll delivered by Contributor pursuant to Section 12(a)(viii) above) and those Service Contracts accepted by Partnership and GTP's assumption of the duties and obligations thereunder arising on or after the Closing Date(the counterpart delivered pursuant to this provision shall contain indemnification provisions providing that Contributor shall indemnify Partnership and GTP against any claims arising under the Leases and/or the Service Contracts accruing on or before the Closing Date and that GTP shall similarly indemnify Contributor against those claims accruing after the Closing Date, said indemnification provisions being in form and substance reasonably acceptable to Contributor, Partnership and GTP and their attorneys);

               (v) Teachers' assumption agreement;

               (vi) a duly executed Amendment to the Partnership Agreement admitting Contributor as an Additional Limited Partner; and

               (vii) a Registration Rights Agreement executed by Gables REIT and substantially in the form of Exhibit "I," attached hereto.

     13. CLOSING COSTS. (a) Contributor shall pay the following: (i) one-half (1/2) of the escrow and closing fees of Escrowee, if any; (ii) the cost of the Survey and all updates thereof; (iv) the fees of Contributor's and the Principals' attorneys; (v) any and all brokerage fees incurred by Contributor; and (vi) all other incidental costs incurred by Contributor.

          (b) Partnership and/or GTP shall pay (i) one-half (1/2) of the escrow and closing fees of Escrowee, if any; (ii) the costs associated with any due diligence activity that Partnership elects to undertake on its own pursuant to the terms of Section 4(a) hereof; (iii) the entire title premium associated with insuring GTP's title to the Property, together with the costs of searching title since the date of the Teachers Loan and the cost, if any, of affirmative insurance and endorsements requested by GTP or Partnership; provided, however, in the event Partnership and GTP are able to take advantage of the benefits offered in the LTIC Letter, this Section 13(b)(iii) shall not be interpreted to mean that Contributor is entitled to be reimbursed in any way for title insurance costs paid or to be paid by Contributor in connection with the Teachers Loan; it being the intention hereof that Contributor shall be responsible for the title premium and related charges required by the terms of the Teachers Loan; (iv) recording fees and transfer taxes due with respect to the warranty deed; (v) the attorney's fees and expenses incurred by Partnership and GTP in connection with the acquisition of the Property; (vi) the attorney's fees and expenses incurred by Partnership and GTP in connection with the negotiation and documentation of the assumption of the Teachers' Loan; (vii) the attorney's fees and expenses incurred by Partnership in connection with the preparation of the Amendment to the Partnership Agreement described in
     Section 12(a)(xiv); (viii) the attorney's fees and expenses incurred by Partnership in connection with the preparation of the Registration Rights Agreement described in Section 12(a)(xvii); (ix) the attorney's fees and expenses incurred by Partnership in connection with the preparation of SEC opinion letters; (x) the fees and expenses of Partnership's accountants incurred in connection with the preparation of the required accountant's SEC opinion letter; (xi) the costs and expenses associated with the preparation and delivery of directors' consent packages; (xii) filing fees associated with the filing of the Registration Rights Agreement; and (xiii) all other incidental costs incurred by Partnership. All other costs and expenses of the transaction contemplated hereby shall be borne by the party incurring the same.

     14. BROKER AND BROKER'S COMMISSION. (a) Partnership, GTP and Contributor each represent and warrant to the other that, except as provided in Section 14(b) below, such party has not employed a real estate broker, agent or consultant in connection with the transaction contemplated hereby. Contributor hereby covenants and agrees to defend, indemnify and hold harmless Partnership and GTP against and from any and all loss, expense, liability, cost, claim, demand, damages, action, cause of action, and suit arising out of or in any manner relating to the alleged employment or use by Contributor of any real estate broker, agent or consultant in connection with this transaction. Partnership hereby covenants and agrees to defend, indemnify, and hold harmless Contributor against and from any and all loss, expense, liability, cost, claim, demand, damages, action, cause of action and suit arising out of or in any manner relating to the alleged employment or use by Partnership or GTP of any real estate broker, agent or consultant in connection with this transaction. The indemnities set forth in this Section 14(a) shall survive the Closing.

          (b) Contributor hereby represents that Contributor has engaged Smith Barney, Inc., 388 Greenwich, New York, New York 10013, as its financial advisor to assist in the structuring and consummation of the transactions contemplated by this Agreement in accordance with Contributor's separate agreement with Smith Barney, Inc. Contributor hereby agrees to hold Partnership and GTP harmless from any liability on account of any and all amounts and/or performances due to be paid and/or made by Contributor to Smith Barney, Inc. pursuant to said separate agreement.

     15. CASUALTY LOSS AND CONDEMNATION. If, prior to Closing, the Property or any part thereof (a) shall be condemned, or destroyed or materially damaged by fire or other casualty (that is, damage or destruction which Partnership reasonably believes could be in excess of $50,000.00) or (b) shall be the subject of a condemnation proceeding and actual notice of such proceeding shall have been served on Contributor, Partnership shall have the option either to terminate this Agreement or to consummate the transaction contemplated by this Agreement notwithstanding such condemnation, destruction or material damage. Within two (2) days of any casualty to or destruction of all or any part of the Property or Contributor's receipt of actual notice of a condemnation proceeding affecting the Property, Contributor shall deliver notice thereof to Partnership. After its receipt of such notice, Partnership shall have sixty (60) days within which to deliver notice to Contributor stating which of the options available to Partnership pursuant to the terms of this Section 15 Partnership has elected to pursue. Notwithstanding anything to the contrary set forth in this Agreement, in the event the Closing Date is scheduled during this sixty (60) day decision period, then, in such event, the Closing Date automatically shall be extended to allow Partnership the full benefit of said sixty (60) day decision period. If the Closing Date is so extended and Partnership elects to consummate the transaction contemplated by this Agreement, then, the Closing shall occur on the fifth (5th) business day following Contributor's receipt of Partnership's notice stating that Partnership has elected to consummate the transaction contemplated by this Agreement, or at such earlier date as Contributor and Partnership may
mutually  agree  in  writing.   Partnership's   failure  to  deliver  notice  to
Contributor as required in this Section 15 shall be deemed an election by Partnership to terminate this Agreement. If Partnership elects to consummate the transaction contemplated by this Agreement, GTP shall be entitled to receive the condemnation proceeds or take part in the settlement of the loss under all policies of insurance applicable to the destruction or damage and receive the proceeds of insurance applicable thereto, and Contributor shall, at Closing and thereafter, execute and deliver to GTP all required proofs of loss, assignments of claims and other similar items. If Partnership elects to terminate this Agreement, the Earnest Money shall be returned to Partnership by the Escrowee, less One Hundred Dollars ($100.00), which Escrowee shall pay to Contributor as due consideration for this Agreement, at which time this Agreement shall terminate and neither party shall have any further rights or obligations under this Agreement, except as specifically set forth herein. If there is any other damage or destruction (that is, damage or destruction which Partnership reasonably believes could be $50,000.00 or less), to the Property or any part thereof, Contributor, at its election, shall either assign all insurance claims pertaining to such damage or destruction to GTP by executing and delivering to GTP at Closing and thereafter all required proofs of loss, assignments of claims and other similar items, or allow Partnership a credit against the Price in an amount reasonably acceptable to both Contributor and Partnership equal to the reasonably estimated cost of repair. If Partnership elects to take an assignment of all insurance claims as provided for in this Section 15, Partnership shall receive at Closing a credit against the Price in an amount equal to any deductible(s) and uninsured amounts applicable thereto.

     16. OPERATION OF PROPERTY THROUGH CLOSING. Contributor hereby agrees that from the Effective Date through the Closing Date:

          (a) Except as otherwise provided in this Section 16, Contributor shall manage and operate the Property in accordance with sound and prudent business practices in the same manner as Contributor has heretofore operated the Property, and keep the Premises and the tangible Personal Property in good condition and repair, ordinary wear and tear excepted. Contributor will not make any change in its normal and customary billing practices, and shall continue to apply rents and hold security deposits in the ordinary course of business and pursuant to the applicable provisions of the Leases.

          (b) Except with respect to the Teachers Loan and without the prior written consent of Partnership, Contributor shall not sell, mortgage, pledge, hypothecate or otherwise transfer or dispose of all or any part of the Property or any interest therein, nor shall Contributor initiate, consent to, approve or otherwise take any action with respect to zoning or any other governmental rules or regulations presently applicable to all or any part of the Property.

          (c) Without the prior written consent of Partnership, Contributor shall not terminate, modify, extend, amend or renew any Service Contract or enter into any new Service Contract, except Service Contracts entered into or renewed after the Effective Date which will be terminated or otherwise cancelled on or before the Closing Date. Additionally, Contributor shall not terminate, modify, extend, amend or renew any Lease from and after the date hereof except in the normal course of Contributor's business.

          (d) Any new Lease or Service Contract entered into after the Effective Date hereof shall be subject to the covenants, representations and warranties set forth in this Agreement with respect to Leases and Service Contracts.

          (e) Contributor will continue to operate and maintain the Premises in the same manner in which Contributor has heretofore operated and maintained the Premises and in accordance with the standard operating practices and procedures that Contributor has heretofore followed in its operation of the Premises. Additionally, Contributor will continue to rent all unoccupied rental units at the Premises in the normal course of its business and in accordance with the leasing requirements established by the Teachers Loan, and will not deviate from those requirements without first obtaining
     Partnership's written consent, such consent not to be unreasonably withheld. Moreover, all prospective tenants for the unoccupied rental units shall meet the standard credit qualifications for prospective tenants which Contributor has heretofore utilized. Any unoccupied rental unit vacated more than three (3) days prior to Closing will be put in a "rent-ready" condition by Contributor, and, as of Closing, all management contracts pertaining to the Property will be terminated. Partnership shall receive a credit against the Price equal to One Thousand Dollars ($1,000.00) for each rental unit that is not in a "rent-ready" condition as of the Closing Date and was required by the terms hereof to be in such condition.

          (f) Contributor shall comply in all material respects with all federal, state, municipal and other governmental laws, ordinances, requirements, rules, regulations, notices and orders, and all agreements, covenants, conditions, easements and restrictions relating to the Property, including, without limitation, any such requirements, rules, regulations, notices or orders issued or imposed after the Effective Date, provided that, if compliance by Contributor requires the aggregate expenditure of an amount in excess of Three Hundred Thousand Dollars ($300,000.00), Contributor shall have the option of terminating this Agreement, in which event Partnership shall be entitled to a return of the Earnest Money, less One Hundred Dollars ($100.00), which Escrowee shall pay to Contributor as due consideration for this Agreement, at which time this Agreement shall terminate and neither party shall have any rights or obligations under this Agreement, except as otherwise specifically set forth herein.

          (g) Contributor shall promptly give written notice to the Partnership of the occurrence of any event which materially adversely affects the truth or accuracy of any representation or warranty made or to be made by Contributor and/or the Principals under or pursuant to this Agreement.

          (h) Partnership shall have such access to the Property as is reasonably necessary during normal business hours for it to inspect the Property to assure that Contributor is complying with the requirements of this Section 16.

          (i) Contributor shall maintain in full force and effect its presently existing insurance coverages.

     17. CONDITIONS PRECEDENT. (a) The obligations of Partnership under this Agreement are contingent upon the occurrence of the following, the failure of which shall, at the election of Partnership, acting in its sole and absolute discretion, cause this Agreement to terminate:

               (i) Contributor and the Principals shall have performed all of their obligations hereunder;

               (ii) Contributor and/or the Principals shall not be in default hereunder;

               (iii) The concurrent closing of the assumption of the Teachers Loan by GTP, on terms acceptable to Partnership;

               (iv) The Property shall have generated the Target Revenue;

               (v) Contributor and/or the Principals shall have made all deliveries required hereunder;

               (vi) There shall have been no material adverse change to any of Contributor's and/or the Principal's representations and warranties as of Closing; and

               (vii) The Applicable Price shall be greater than or equal to (A) the average closing price of the Common Shares for the twenty (20) trading days preceding the Effective Date minus (B) Two Dollars ($2.00).

          (b) The obligations of Contributor under this Agreement are contingent upon the occurrence of the following, the failure of which shall, at the election of Contributor, acting in its sole and absolute discretion, cause this Agreement to terminate:

               (i) Partnership shall have performed all of its obligations hereunder;

               (ii) Partnership shall not be in default hereunder;

               (iii)  Partnership  shall  have  made  all  deliveries   required
          hereunder;

               (iv) There shall have been no material adverse change to any of Partnership's representations and warranties as of Closing;

               (v) The concurrent closing of the assumption of the Teachers Loan by GTP on terms acceptable to Contributor; and

               (vi) The Applicable Price shall be less than or equal to (A) Two Dollars ($2.00) plus (B) the average closing price of the Common Shares for the twenty (20) trading days preceding the Effective Date.

     18. DEFAULT. (a) Contributor is in default under this Agreement if any one or more of the following shall occur:

               (i) Contributor and/or the Principal's fail to comply with or perform in any material respect any covenant, agreement, or obligation to be complied with or performed by Contributor and/or the Principals, as the case may be, hereunder within the time limits and in the manner required by this Agreement, and such noncompliance or nonperformance shall continue unremedied for a period of three (3) days from Contributor's receipt of written notice thereof from Partnership;

               (ii) Any representation or warranty by Contributor and/or the Principals set out herein shall prove to be false or misleading in any respect; or

               (iii) If Contributor and/or the Principals fail to consummate this Agreement for any reason, except Partnership's default hereunder or the termination of this Agreement by Partnership or Contributor pursuant to a right granted under the terms and provisions hereof, and such failure shall continue unremedied for a period of three (3) days from Contributor's receipt of written notice thereof from Partnership.

          (b) Partnership is in default under this Agreement if any one or more of the following shall occur:

               (i) Partnership fails to comply with or perform in any material respect any covenant, agreement, or obligation to be complied with or performed by Partnership hereunder within the time limits and in the manner required by this Agreement, and such noncompliance or nonperformance shall continue unremedied for a period of three (3) days from Partnership's receipt of written notice thereof from Contributor;

               (ii) Any representation or warranty by Partnership set out herein shall prove to be false or misleading in any respect; or

               (iii) If Partnership fails to consummate this Agreement for any reason except Contributor's default hereunder or the termination of this Agreement by Partnership or Contributor pursuant to a right granted under the terms and provisions hereof, and such failure shall continue unremedied for a period of three (3) days from Partnership's receipt of written notice thereof.

     19. REMEDIES. (a) THE PARTIES HAVE DISCUSSED AND NEGOTIATED IN GOOD FAITH UPON THE QUESTION OF DAMAGES TO BE SUFFERED BY CONTRIBUTOR IN THE EVENT PARTNERSHIP IS IN DEFAULT UNDER THIS AGREEMENT, AND THEY HEREBY AGREE THAT LIQUIDATED DAMAGES IN THE AMOUNT OF THE EARNEST MONEY PLUS REASONABLE ATTORNEYS' FEES AND EXPENSES INCURRED BY CONTRIBUTOR IN CONNECTION HEREWITH ARE AND WILL BE REASONABLE. IN THE EVENT OF SUCH DEFAULT, CONTRIBUTOR SHALL BE ENTITLED TO AND SHALL RECEIVE SUCH LIQUIDATED DAMAGES, AND PARTNERSHIP SHALL HAVE NO ADDITIONAL LIABILITY WHATSOEVER.

          (b) IF CONTRIBUTOR IS IN DEFAULT UNDER THIS AGREEMENT, PARTNERSHIP SHALL HAVE THE RIGHT (i) TO TERMINATE THIS AGREEMENT BY WRITTEN NOTICE TO BOTH CONTRIBUTOR AND ESCROWEE ON OR BEFORE THE CLOSING DATE, TO RECEIVE A REFUND OF THE EARNEST MONEY AND TO RECOVER FROM CONTRIBUTOR LIQUIDATED DAMAGES EQUAL TO ONE HUNDRED FIFTY THOUSAND DOLLARS ($150,000.00) PLUS REASONABLE ATTORNEYS' FEES AND EXPENSES INCURRED BY PARTNERSHIP IN CONNECTION HEREWITH, OR (iii) TO SEEK THE REMEDY OR RECOURSE OF SPECIFIC PERFORMANCE.

     20. BINDING EFFECT. (a) This Agreement constitutes the entire agreement between Contributor and Partnership with respect to the Property and shall not be modified or amended except in a written document signed by Contributor and Partnership. Any prior agreement or understanding between Contributor and Partnership concerning the Property is hereby rendered null and void.

          (b) This Agreement shall be binding upon and enforceable against, and shall inure to the benefit of, Partnership and Contributor and their respective heirs, legal representatives, successors and assigns.

     21. TIME OF THE ESSENCE. Time is of the essence of this Agreement. In the computation of any period of time provided for in this Agreement or by law, the day of the act or event from which the period of time runs shall be excluded, and the last day of such period shall be included, unless it is a Saturday, Sunday, or legal holiday, in which case the period shall be deemed to run until the end of the next day which is not a Saturday, Sunday, or legal holiday.

     22. NOTICE. All notices, requests, demands or other communications required or permitted under this Agreement shall be in writing and delivered personally or by certified mail, return receipt requested, postage prepaid, by telecopy or other facsimile transmission, or by recognized overnight courier (such as Federal Express), addressed as follows:

         (a)      If to Contributor:        Morning Grove Apartments, L.L.C.
                                            c/o  McNeill Hospitality Corporation
                                            4735 Spottswood, Suite 102
                                            Memphis, Tennessee 38124-0777
                                            Attention:  Phillip H. McNeill, Sr.
                                            Telecopy:  (901) 761-1485

                  With a copy to:           Wyatt, Tarrant and Combs
                                            6075 Poplar Avenue, Suite 650
                                            Memphis, Tennessee 38177-5000
                                            Attention:  Lawson F. Apperson
                                            Telecopy:  (901) 537-1010

         (b)      If to Partnership:        Gables Realty Limited Partnership
                                            c/o  Gables Residential Trust
                                            2925 Briarpark, Suite 1220
                                            Houston, Texas  77042
                                            Attention:  Stephen G. Sweet
                                            Telecopy:  (713) 784-4650

                  With a copy to:           Baker, Donelson, Bearman & Caldwell
                                            2000 First Tennessee Building
                                            Memphis, Tennessee  38103
                                            Attention:  Robert C. Liddon
                                            Telecopy:  (901) 577-2303

         (c)      If to Escrowee:           Lawyers Title Insurance Corporation
                                            6363 Poplar Avenue
                                            Memphis, Tennessee 38119
                                            Attention: William B. Norris
                                            Telecopy: (901) 763-3320

     All notices given in accordance with the terms hereof shall be deemed received forty-eight (48) hours after posting, when delivered personally, or when transmitted via telecopy or other facsimile transmission. Either party hereto may change the address or telecopy number for receiving notices, requests, demands or other communication by notice sent in accordance with the terms of this Section.

     23. CAPTIONS. The captions and headings used in this Agreement are for convenience only and do not in any way restrict, modify or amplify the terms of this Agreement.

     24. EXHIBITS. Each and every exhibit referred to or otherwise mentioned in this Agreement is attached to this Agreement and is and shall be construed to be made a part of this Agreement by such reference or other mention at each point at which such reference or other mention occurs, in the same manner and with the same effect as if each exhibit were set forth in full and at length every time it is referred to or otherwise mentioned.

     25. DEFINED TERMS. Capitalized terms used in this Agreement shall have the meaning ascribed to them at the point where first defined, irrespective of where their use occurs, with the same effect as if the definitions of such terms were set forth in full and at length every time such terms are used.

     26. PRONOUNS. Wherever appropriate in this Agreement, personal pronouns shall be deemed to include the other genders and the singular to include the plural.

     27. SEVERABILITY. If any term, covenant, condition of provision of this Agreement, or the application thereof to any person or circumstance, shall ever be held to be invalid or unenforceable, then in each such event, the remainder of this Agreement or the application of such term, covenant, condition or provision to any other person or any other circumstance (other than those as to which it shall be invalid or unenforceable) shall not be thereby affected, and each term, covenant, condition and provision hereof shall remain valid and enforceable to the fullest extent permitted by law.

     28. APPLICABLE LAW. This Agreement shall be governed by, construed under and interpreted and enforced in accordance with the laws of the State in which the Premises is located.

     29. COUNTERPARTS. This Agreement may be executed in several counterparts, each of which shall be deemed an original, and all such counterparts together shall constitute one and the same instrument.

     30. JUDICIAL INTERPRETATION. Should any provision of this Agreement require judicial interpretation, it is agreed that the court interpreting or construing the same shall not apply a presumption that the terms hereof shall be more strictly construed against one party by reason of the rule of construction that a document is to be construed more strictly against the party who itself or through its agent prepared the same, it being agreed that the agents of all parties have participated in the preparation hereof.

     31. ATTORNEYS' FEES. If either party hereto employs an attorney to enforce or defend its rights hereunder, the prevailing party shall be entitled to recover its reasonable attorneys' fees and costs.

     32. TAX MATTERS. (a) Contributor and each of the Principals shall provide Partnership with all information with respect to the Property necessary to enable Partnership to file all returns required for federal and state income tax purposes, as determined in the reasonable discretion of Arthur Andersen & Co., certified public accountants.

          (b) Contributor and each of the Principals agree to report the transactions contemplated herein for federal and state income tax purposes, and in any other filing or return required by law, consistently with the manner such transactions are reported by Partnership for federal income tax purposes.

          (c) Notwithstanding anything to the contrary herein, it is the intent of Partnership and Contributor that the contribution contemplated by this Agreement be treated and reported for federal income tax purposes as a transaction governed by Section 721 of the Code and it is the desire of Contributor that such contribution not subject Contributor to income or gain under Section 731 of the Code as a result of a deemed distribution of money to Contributor by Partnership pursuant to Section 752(b) of the Code in excess of Contributor's adjusted tax basis in Contributor's interest in Partnership. Accordingly, Gables GP, Inc., a Texas corporation ("GGPI"), the general partner of Partnership, shall:

               (i) for a period of three (3) years from the Closing Date, cause Partnership to maintain an amount of non-recourse debt secured by the Property at least equal to Two Million Five Hundred Thousand Dollars ($2,500,000.00) (less any regularly or other scheduled principal payments on such indebtedness);

               (ii)  subsequent  to the three  (3) year  period  referred  to in
          Section 32(c)(i) above, permit Contributor or the Principals to enter into a guarantee or otherwise become contractually obligated to bear the economic risk of loss within the meaning of Treasury Regulation
          Section 1.752-2 with respect to a portion of indebtedness of the Partnership, which amount shall not exceed Two Million Five Hundred Thousand Dollars ($2,500,000.00); provided, however, any such guarantee or other contractual obligation shall not be entered into if such guarantee or other contractual obligation would cause any other partner to recognize income pursuant to Section 752 of the Code if such guarantee or other contractual obligation were entered into as of the date of the Closing, and further provided that nothing in this
          Section 32(c)(ii) shall preclude any other partner from entering into any guarantee or other contractual obligation with regard to any indebtedness to Partnership; and

               (iii) to the extent consistent with and subject to GGPI's fiduciary and statutory obligation to all partners (both present and future) in Partnership, and, in all events to the extent consistent with the best interests of all such partners considered as a whole, and all of the Gables REIT's stockholders, for a period of three (3) years following the Closing Date, use its good faith efforts to cause any voluntary disposition of the Property to be one hundred percent (100%) tax deferred under the Code.

          (d) Notwithstanding anything to the contrary in the Partnership Agreement, Partnership agrees to use the "traditional allocation method," as described in Treasury Regulation Section 1.704-3(a), with respect to the Property.

     33. SURVIVAL. No matter under this Agreement survives Closing except for those matters for which express provision is made.

     34. EFFECTIVE DATE. For purposes hereof, the term "Effective Date" shall mean the date on which Partnership receives an original counterpart of this Agreement which has been fully executed by each of Contributor and the Principals.

     IN WITNESS WHEREOF, Partnership and Contributor have caused this Agreement to be executed and delivered as of the Effective Date.

                                      PARTNERSHIP:

Date:                                 GABLES REALTY LIMITED PARTNERSHIP,
                                      a Delaware limited partnership

                             By: GABLES GP, INC., a Texas corporation, Its Sole General Partner

                                      By: /s/ Perry M. Parrott, Jr.
                                      Printed Name: Perry M. Parrott, Jr.
                                      Title: Vice President

                                      CONTRIBUTOR:

Date: June 24, 1996                   MORNING GROVE APARTMENTS, L.L.C.,
                                      a Tennessee limited liability company

                             By:      /s/ Phillip H. McNeill
                                      Phillip H. McNeill, Sr.,
                                      Chief Manager



                               CONSENT OF ESCROWEE

     LAWYERS TITLE INSURANCE CORPORATION has joined in the execution of this Agreement in order to agree to hold and disburse the Earnest Money in accordance with the terms and provisions of this Agreement.

                                        LAWYERS TITLE INSURANCE
                                        CORPORATION


Date: June 24, 1996                     By: /s/ William B. Norris
                                        Printed Name: William B. Norris
                                        Title: Escrow Manager



                              JOINDER OF PRINCIPALS

     PHILLIP H. MCNEILL, SR., CLYDE PATTON, JR., and BRUCE C. TAYLOR, have joined in the execution of this Agreement in order to (i) join in the making of the representations, warranties and covenants set forth in Section 9 of this Agreement, (ii) agree to execute and deliver to Partnership the documents which the Principals are required to execute and deliver pursuant to the terms of Sections 8 and 12 of this Agreement, and (iii) agree to comply with the terms and provisions of Section 32 of this Agreement.


Date: June 24, 1996                    /s/ PHILLIP H. MCNEILL, SR.



Date: June 24, 1996                    /s/ CLYDE L. PATTON, JR.



Date: June 24, 1996                    /s/ BRUCE C. TAYLOR




                         JOINDER OF GENERAL CONTRACTOR

     PATTON & TAYLOR CONSTRUCTION CO., INC., a Tennessee corporation, has joined in the execution of this Agreement in order to agree to execute and deliver to Partnership the General Contractor's Guaranty.

                                               PATTON & TAYLOR CONSTRUCTION CO.,
                                               INC.


Date: June 24, 1996                            By: /s/ Clyde Patton, Jr.
                                               Printed Name:Clyde Patton, Jr.
                                               Title: President




                     JOINDER OF GABLES--TENNESSEE PROPERTIES

         Gables--Tennessee Properties, a Tennessee general partnership, joins in the execution of this Agreement in order to acknowledge its agreement to accept any contribution Partnership may make to Gables-Tennessee Properties pursuant to the terms of this Agreement.


Date: June 24, 1996                    GABLES-TENNESSEE PROPERTIES,
                                       a Tennessee general partnership

                              BY: GABLES GP, INC., a Texas corporation, Its General Partner

                                       By: Perry M. Parrott, Jr.
                                       Printed Name: Perry M. Parrott, Jr.
                                       Title: Vice President

                              BY:      GABLES REALTY LIMITED
                                       PARTNERSHIP, a Delaware limited
                                       partnership, Its General Partner

                              BY:      GABLES GP, INC.,
                                       a Texas corporation, Its Sole
                                       General Partner

                                       By:  Perry M. Parrott, Jr.
                                       Printed Name: Perry M. Parrott, Jr.
                                       Title: Vice President



                           JOINDER OF GABLES GP, INC.

     GABLES GP, INC., a Texas corporation, joins in the execution of this Agreement in order to agree to be bound by the terms and provisions of Section 32(c)(i)-(iii) of this Agreement.

Date: June 24, 1996                   GABLES GP, INC., a Texas
                                      corporation

                                       By: /s/ Perry M. Parrott, Jr.
                                       Printed Name: Perry M. Parrott, Jr.
                                       Title: Vice President